Exhibit 21

SUBSIDIARY LIST (2013)

UNIT	STATE OF INCORPORATION
101, INC.	HAWAII
6600 BROADVIEW, LLC	OHIO
ACTION ADVERTISING, INC.	WISCONSIN
THE ADVERTISER COMPANY	ALABAMA
ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA
ARKANSAS TELEVISION COMPANY	ARKANSAS
BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS
BLINQ MEDIA, LLC	GEORGIA
CAPE PUBLICATIONS, INC.	DELAWARE
CAREERBUILDER, LLC	DELAWARE
CENTRAL NEWSPAPERS, INC.	INDIANA
CITIZEN PUBLISHING COMPANY	ARIZONA
CLIPPER MAGAZINE, LLC	DELAWARE
CNF CORP.	ARIZONA
COMBINED COMMUNICATIONS CORPORATION OF OKLAHOMA, INC.	OKLAHOMA
THE COURIER-JOURNAL, INC.	DELAWARE
DES MOINES PRESS CITIZEN LLC	DELAWARE
DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA
THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA
DETROIT FREE PRESS, INC.	MICHIGAN
DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE
DETROIT WEEKEND DIRECT, LLC	DELAWARE
DIGICOL, INC.	DELAWARE
FEDERATED PUBLICATIONS, INC.	DELAWARE
FIRST COAST TOWER GROUP	FLORIDA
FLORIDA OFFSET HOLDINGS, LLC	DELAWARE
GCCC, LLC	DELAWARE
GCOE, LLC	DELAWARE
GNSS, LLC	DELAWARE
GANNETT DIRECT MARKETING SERVICES, INC.	KENTUCKY
GANNETT GOVERNMENT MEDIA CORPORATION	DELAWARE
GANNETT GEORGIA, LLC	DELAWARE
GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE
GANNETT MISSOURI PUBLISHING, INC.	KANSAS
GANNETT NEVADA PUBLISHING, INC.	NEVADA
GANNETT PACIFIC CORPORATION	HAWAII
GANNETT PACIFIC PUBLICATIONS, INC.	DELAWARE
GANNETT PUBLISHING SERVICES, LLC	DELAWARE
GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE

UNIT	STATE OF INCORPORATION
GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS
GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE
GANNETT SUPPLY CORPORATION	DELAWARE
GANNETT U.K. LIMITED	UNITED KINGDOM
GANNETT VERMONT INSURANCE, INC.	VERMONT
GANNETT VERMONT PUBLISHING, INC.	DELAWARE
GANSAT ACQUISITION SUBSIDIARY, INC.	DELAWARE
GUAM PUBLICATIONS, INCORPORATED	HAWAII
INDIANA NEWSPAPERS, INC.	INDIANA
KXTV, INC.	MICHIGAN
LAKE CEDAR GROUP LLC	DELAWARE
MARION, LLC	DELAWARE
MMS HOLDINGS, INC.	DELAWARE
MOBESTREAM MEDIA, INC.	DELAWARE
MULTIMEDIA, INC.	SOUTH CAROLINA
MULTIMEDIA ENTERTAINMENT, INC.	SOUTH CAROLINA
MULTIMEDIA HOLDINGS CORPORATION	SOUTH CAROLINA
MULTIMEDIA KSDK, INC.	SOUTH CAROLINA
MUSKOGEE PHOENIX, LLC	DELAWARE
NEWSQUEST MEDIA GROUP LTD	UNITED KINGDOM
NEWSQUEST MEDIA (SOUTHERN) LTD.	UNITED KINGDOM
NEWSQUEST PLC	UNITED KINGDOM
NUTRITION DIMENSION, INC.	CALIFORNIA
PACIFIC MEDIA, INC.	DELAWARE
PACIFIC AND SOUTHERN COMPANY, INC.	DELAWARE
PERSONIFIED, LLC	DELAWARE
PHOENIX NEWSPAPERS, INC.	ARIZONA
PHOENIX OFFSET HOLDINGS, LLC	DELAWARE
PLANET DISCOVER, LLC	DELAWARE
POINT ROLL, INC.	DELAWARE
PRESS-CITIZEN COMPANY INC.	IOWA
RENO NEWSPAPERS, INC.	NEVADA
ROVION, LLC	DELAWARE
SALINAS NEWSPAPERS INC.	CALIFORNIA
SCHEDULE STAR, LLC	DELAWARE
SEDONA PUBLISHING COMPANY, INC.	ARIZONA
SHOPLOCAL, LLC	DELAWARE
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA	CALIFORNIA
TELEFARM, INC.	DELAWARE
TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP	DELAWARE
THE TIMES HERALD COMPANY	MICHIGAN

UNIT	STATE OF INCORPORATION
TNI PARTNERS	ARIZONA
US PRESSWIRE, LLC	FLORIDA
USA TODAY INTERNATIONAL CORPORATION	DELAWARE
USA TODAY SPORTS MEDIA GROUP, LLC	DELAWARE
VERTICORE COMMUNICATIONS LTD.	CANADA
VISALIA NEWSPAPERS INC.	CALIFORNIA
WFMY TELEVISION CORP.	NORTH CAROLINA
WKYC HOLDINGS, INC.	DELAWARE
WKYC-TV, INC.	DELAWARE
X.COM, INC.	DELAWARE